UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2006

HARLEYSVILLE NATIONAL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-15237	23-2210237
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

483 Main Street, Harleysville, Pennsylvania		19438
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-256-8851

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 13, 2006, Harleysville National Corporation, the holding company for Harleysville National Bank, issued a press release announcing the completion of the sale of the Honesdale, Pennsylvania branch. At the close of business on November 10, 2006, the sale was completed pursuant to the Branch Purchase Agreement and Deposit Assumption Agreement by and among First National Community Bank and Harleysville National Bank and Trust Company dated July 26, 2006. The sale of this single Wayne County branch includes approximately $74 million in deposits, as well as approximately $25 million in loans and other assets. Harleysville National Bank will record a pre-tax profit on the sale of approximately $10.5 million, or approximately $.23 per share, diluted, net of tax during the fourth quarter of 2006. A copy of this press release is attached as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

Exhibit 99.1 Press Release, dated November 13, 2006, of Harleysville National Corporation announcing the completion of the sale of the Honesdale, Pennsylvania branch.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEYSVILLE NATIONAL CORPORATION

November 13, 2006	By:	/s/ George S. Rapp
Name: George S. Rapp
Title: EVP and CFO

EXHIBIT INDEX

Page

Exhibit 99.1 Press Release, dated November 13, 2006, of Harleysville National Corporation announcing the completion of the sale of the Honesdale, Pennsylvania branch.	5